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(MOVADO GROUP INC. LOGO)                                                  Movado
                                                                            Ebel
                                                                         Concord
                                                                       ESQ SWISS
                                                                   Coach Watches
                                                          Tommy Hilfiger Watches
                                                               Hugo Boss Watches
                                                           Juicy Couture Watches

CONTACT:  Investor Relations:
          Suzanne Michalek
          Vice President, Corporate Communications
          201-267-8000

          Financial Dynamics
          Rachel Albert
          212-850-5600

FOR IMMEDIATE RELEASE

        MOVADO GROUP, INC. ANNOUNCES FIRST QUARTER EPS INCREASES TO $0.11

                 - Q1 OPERATING PROFIT INCREASES 60.5% FROM LY -

                     - COMPANY RAISES FY07 EPS PROJECTIONS -

     PARAMUS, NJ - JUNE 1, 2006 -- MOVADO GROUP, INC. (NYSE: MOV), today announced first quarter results for the period ended April 30, 2006.

FIRST QUARTER FISCAL 2007

- Net sales increased 11.4% to $97.7 million compared to $87.8 million last year.

- Comparable store sales at the Company's Movado boutiques increased 4.5% versus a 3.2% increase in the year-ago period.

-    Gross margin improved to 61.0% compared to 60.2% last year.

- Operating profit increased 60.5% to $3.4 million compared to $2.1 million in the year-ago period.

-    Net interest expense was $0.1 million versus $0.8 million last year:

     - Interest expense for the quarter was the same as the year-ago period, $0.9 million, with average borrowings in the quarter of $106.5 million at an average borrowing rate of 3.4%.

     - Interest income for the quarter was $0.9 million due to short term investments of cash-on-hand resulting from the repatriation of foreign earnings under the American Jobs Creation Act. This compares to interest income of $0.1 million in the year-ago period.

- Income tax expense of $0.6 million reflects a 17.5% tax rate in the first quarter compared to income tax expense of $0.3 million, or a 25.0% tax rate, recorded last year. The favorable tax rate benefited first quarter diluted earnings per share by $0.01 and reflects the further utilization of a Swiss net operating loss carryforward (NOL) acquired with the Ebel brand in fiscal 2005. The Company anticipates maintaining the 17.5% tax rate for the balance of fiscal 2007.

- Net income and earnings per diluted share more than doubled to $2.9 million and $0.11, respectively, versus net income of $1.0 million and earnings per diluted share of $0.04 in the year-ago period.

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     Efraim Grinberg, President and Chief Executive Officer, stated, "We are very pleased with the strength of our first quarter performance, which continued to be driven by the appeal of our diverse portfolio of brands and the focused execution of our operating strategies. Fiscal 2007 was jump-started by an excellent response from our retail partners to the powerful array of new products debuted at the Basel Watch Fair. In our luxury category, Ebel sparked excitement with the introduction of Brasilia, an important new collection that is already showing encouraging initial sell-through."

     Rick Cote, Executive Vice President and Chief Operating Officer, stated, "In addition to the robust sales performance in the first quarter, our global team demonstrated strong operating disciplines which translated into expanded gross margins and operating profit growth. We continue to invest behind our Movado Boutiques, the worldwide growth of Ebel and the development of our licensed brands. As we begin to reap the benefits of these investments, we expect to grow our operating margin through a combination of gross margin improvement and the leveraging of our existing infrastructure."

     Movado Group increased its guidance for fiscal 2007 and now anticipates diluted earnings per share to range between $1.53 and $1.58. This new guidance continues to include an approximate $0.08 per diluted share expense associated with the adoption of FASB 123R and the shift in the composition of the Company's equity-based compensation plan from options toward restricted stock. These projections compare with the Company's previously issued guidance for diluted earnings per share to range between $1.35 and $1.39. Approximately $0.14 of the increase in guidance is based on projected benefits resulting from the further utilization of the Company's NOL, with the balance of the increase attributed to improved operating performance. The Company now estimates fiscal 2007 year-over-year net sales growth to be at the higher end of its previously issued range of 9% to 11%.

     The Company's management will host a conference call today, June 1, 2006 at 10:00 a.m. Eastern Time to discuss its first quarter financial results. A live broadcast of the call will be available on the Company's website:
www.movadogroup.com. This call will be archived online within one hour of the completion of the conference call.

Movado Group, Inc. designs, manufactures, and distributes Movado, Ebel, Concord, ESQ, Coach, Tommy Hilfiger and HUGO BOSS watches worldwide, and operates Movado boutiques and company stores in the United States. The Company plans to launch Juicy Couture watches in the fall of 2006 and LACOSTE watches in the spring of 2007.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "EXPECTS," "ANTICIPATES," "BELIEVES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "SEEKS," "ESTIMATES," "MAY," "WILL," "SHOULD" AND SIMILAR EXPRESSIONS. SIMILARLY, STATEMENTS IN THIS PRESS RELEASE THAT DESCRIBE THE COMPANY'S BUSINESS STRATEGY, OUTLOOK, OBJECTIVES, PLANS, INTENTIONS OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS AND LEVELS OF FUTURE DIVIDENDS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE STATEMENTS. THESE RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED
TO: THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, THE COMPANY'S ABILITY TO

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SUCCESSFULLY INTEGRATE THE OPERATIONS OF NEWLY ACQUIRED AND/OR LICENSED BRANDS
WITHOUT DISRUPTION TO ITS OTHER BUSINESS ACTIVITIES, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY AND THE OTHER FACTORS DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. BE ADVISED THAT DEVELOPMENTS SUBSEQUENT TO THIS PRESS RELEASE ARE LIKELY TO CAUSE THESE STATEMENTS TO BECOME OUTDATED WITH THE PASSAGE OF TIME.

                               (Tables to follow)

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                               MOVADO GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                   APRIL 30,
                                                              ------------------
                                                                2006      2005
                                                              -------   --------
Net sales                                                     $97,744   $87,756
Cost of sales                                                  38,154    34,918
                                                              -------   -------
Gross profit                                                   59,590    52,838
Selling, general and administrative expenses                   56,156    50,699
                                                              -------   -------
Operating profit                                                3,434     2,139
Interest expense                                                  943       878
Interest income                                                  (891)      (69)
Minority interest                                                 (79)       --
                                                              -------   -------
Income before income taxes                                      3,461     1,330
Income tax                                                        606       333
                                                              -------   -------
Net income                                                    $ 2,855   $   997
                                                              =======   =======
Net income per diluted share                                  $  0.11   $  0.04
Shares used in per share computation                           26,395    26,020

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                               MOVADO GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                  APRIL 30,   JANUARY 31,   APRIL 30,
                                                    2006          2006        2005
                                                  ---------   -----------   ---------
ASSETS

   Cash and cash equivalents                       $ 82,560     $123,625     $ 49,641
   Trade receivables, net                           116,523      109,852      102,115
   Inventories                                      213,763      198,582      202,498
   Other                                             34,199       26,596       35,055
                                                   --------     --------     --------
      Total current assets                          447,045      458,655      389,309
                                                   --------     --------     --------

   Property, plant and equipment, net                51,003       52,168       53,389
   Other assets                                      39,774       39,069       37,548
                                                   --------     --------     --------
                                                   $537,822     $549,892     $480,246
                                                   ========     ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY

   Loans payable to banks                          $      0     $      0     $ 18,000
   Current portion of long-term debt                  5,000        5,000            0
   Accounts payable                                  33,432       35,529       35,289
   Accrued liabilities                               35,748       43,065       35,830
   Deferred and current taxes payable                 1,158        8,227        5,131
                                                   --------     --------     --------
      Total current liabilities                      75,338       91,821       94,250
                                                   --------     --------     --------

   Long-term debt                                    97,323      104,955       45,000
   Deferred and non-current income taxes             13,181       11,947       12,046
   Other liabilities                                 20,244       19,491       16,425
   Minority interest                                    231           --           --
   Shareholders' equity                             331,505      321,678      312,525
                                                   --------     --------     --------
                                                   $537,822     $549,892     $480,246
                                                   ========     ========     ========